CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of our report dated February 22, 2008, relating to the financial statements of Bioforce Nanosciences Holdings, Inc. as of December 31, 2007 and the year then ended, included herein.  We also consent to the reference to us under the heading “Experts” in this Annual Report.

/s/ Chisholm, Bierwolf & Nilson, LLC
Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah

March 31, 2008